EXHIBIT 99.1

Two River Bancorp Reports 2019 Second Quarter Financial Results Highlighted by 15.0% Increase in Net Income

TINTON FALLS, N.J., July 23, 2019 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq: TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank"), today reported financial results for the second quarter and six months ended June 30, 2019, highlighted by higher net interest income and lower non-interest expenses.

2019 Second Quarter Financial Highlights
(comparisons to 2018 second quarter)

  Net income increased 15.0% to $3.0 million, or $0.35 per diluted share
  Return on average assets of 1.07%, up from 1.00%
  Return on average equity of 10.18%, up from 9.67%
  Net interest margin decreased 5 basis points to 3.54%
  Net interest income increased 5.2% to $9.4 million
  Efficiency ratio(1) improved to 59.58%, compared to 62.59%

(Totals at June 30, 2019; comparisons to December 31, 2018)

  Total loans were $953.1 million, an increase of $31.8 million, or 6.9% annualized
  Total deposits were $972.6 million, an increase of $55.2 million, or 12.0% annualized
  Total assets increased to a record $1.154 billion, compared to $1.096 billion
  Tangible book value per share(2) increased to $11.93, compared to $11.43

(1) Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.
(2) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Management Commentary
William D. Moss, Chairman, President, and CEO, stated, “The Company’s net income increased 15.0% as a result of solid improvement in net interest income coupled with controlled expenses. During the quarter, we recognized a $188,000 gain on the sale of an OREO property recorded during the period, which partially contributed to a reduction in operating expenses. Loans grew $4.6 million during the quarter as originations were mostly offset by higher than expected payoffs, which included $3.2 million of adversely classified credits. On an annualized basis, loans grew 6.9%, predominantly in the commercial real estate and residential mortgage sectors. We expect that this growth, coupled with a strong loan pipeline and efficiencies from our new banking platform, will help drive profitability for the remainder of 2019.”

Mr. Moss continued, “Our non-interest income declined during the quarter, largely due to lower gains on the sale of SBA loans. Interest rates and loan quality in the SBA sector will remain headwinds in the near term. This decline was partially offset by higher residential mortgage banking revenues during the period.”

Dividend Information

On July 17, 2019, the Company's Board of Directors declared a quarterly cash dividend of $0.07 per share, payable on August 30, 2019 to shareholders of record as of the close of business on August 9, 2019. This marks the 26th consecutive quarterly cash dividend.

Key Quarterly Performance Metrics

	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	6 Mo. Ended	6 Mo. Ended
	2019	2019	2018	2018	2018	6/30/2019	6/30/2018
Net Income (in thousands)	$3,048	$2,783	$3,046	$2,834	$2,650	$5,831	$5,326
Earnings per Common Share – Diluted	$0.35	$0.32	$0.35	$0.33	$0.30	$0.67	$0.61
Return on Average Assets	1.07%	1.01%	1.10%	1.04%	1.00%	1.04%	1.02%
Return on Average Tangible Assets(1)	1.08%	1.02%	1.11%	1.06%	1.02%	1.05%	1.04%
Return on Average Equity	10.18%	9.59%	10.52%	9.98%	9.67%	9.89%	9.87%
Return on Average Tangible Equity(1)	11.98%	11.33%	12.49%	11.90%	11.57%	11.66%	11.84%
Net Interest Margin	3.54%	3.60%	3.56%	3.55%	3.59%	3.57%	3.61%
Efficiency Ratio(2)	59.58%	59.95%	60.69%	61.78%	62.59%	59.77%	62.10%
Non-Performing Assets to Total Assets	0.37%	0.39%	0.18%	0.18%	0.18%	0.37%	0.18%
Allowance as a % of Loans	1.23%	1.22%	1.24%	1.26%	1.26%	1.23%	1.26%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2) Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

Loan Composition
The components of the Company’s loan portfolio at June 30, 2019 and December 31, 2018 are as follows:

	(in thousands)
	June 30, 2019	December 31, 2018	% Change
Commercial and industrial	$110,791	$109,362	1.3%
Real estate – construction	144,404	144,865	(0.3)%
Real estate – commercial	574,660	552,549	4.0%
Real estate – residential	92,829	84,123	10.3%
Consumer	31,185	31,144	0.1%
Unearned fees	(789)	(742)	6.3%
	953,080	921,301	3.4%
Allowance for loan losses	(11,684)	(11,398)	2.5%
Net Loans	$941,396	$909,903	3.5%

Deposit Composition
The components of the Company’s deposits at June 30, 2019 and December 31, 2018 are as follows:

	(in thousands)
	June 30, 2019	December 31, 2018	% Change
Non-interest-bearing	$179,886	$176,655	1.8%
NOW accounts	200,044	193,347	3.5%
Savings deposits	251,057	258,666	(2.9)%
Money market deposits	39,561	43,936	(10.0)%
Listed service CD’s	44,508	39,807	11.8%
Time deposits / IRA	179,131	130,863	36.9%
Wholesale deposits	78,405	74,080	5.8%
Total Deposits	$972,592	$917,354	6.0%

2019 Second Quarter Financial Review

Net Income
Net income for the three months ended June 30, 2019 increased 15.0% to $3.0 million, or $0.35 per diluted common share, compared to $2.7 million, or $0.30 per diluted common share, for the same period last year. The increase was largely due to higher net interest income, a lower loan loss provision and a decrease in non-interest expenses. In addition, the Company reported a $188,000 one-time gain on the sale of OREO, which reduced non-interest expense for the period.

On a linked quarter basis, second quarter 2019 net income increased 9.5% compared to the first quarter of 2019.

Net Interest Income
Net interest income for the quarter ended June 30, 2019 was $9.4 million, an increase of 5.2% compared to $9.0 million in the corresponding prior year period. This was largely due to an increase of $66.9 million, or 6.7%, in average interest-earning assets, primarily attributable to the growth in the loan portfolio. Additionally, $86,000 of late fees were received during the current quarter from one adversely classified loan payoff.

Net Interest Margin
The Company reported a net interest margin of 3.54% for the second quarter of 2019, compared to 3.60% in the first quarter of 2019 and 3.59% reported for the second quarter of 2018. The slight decline from both prior periods was primarily due to higher cost of funds.

Non-Interest Income
Non-interest income for the quarter ended June 30, 2019 decreased to $1.2 million, compared to $1.5 million in the corresponding prior year period. This decrease was largely the result of lower gains on the sale of SBA loans and service fees on deposit accounts, and was partially offset by higher mortgage banking revenues and higher other income.

On a linked quarter basis, non-interest income increased by $75,000, or 6.5%, from the first quarter of 2019, mainly due to higher residential mortgage banking revenues.

Non-Interest Expense
Non-interest expense for the quarter ended June 30, 2019 totaled $6.4 million, a decrease of $197,000, or 3.0%, from the $6.6 million reported in same period in 2018, primarily due to lower salary and employee benefit expenses and the aforementioned gain from the sale of an OREO property. The Company’s efficiency ratio improved to 59.58% for the quarter, compared to 62.59% for the same period in 2018.

On a linked quarter basis, non-interest expense increased $59,000, or 0.9%, primarily due to higher salary and employee benefit expenses and professional fees.

Income Tax Expense
The Company’s effective tax rate was 27.6% for the three months ended June 30, 2019, compared to 28.2% for the same period last year. The Company recognized no tax benefit related to the accounting treatment of equity-based compensation in the second quarter of 2019, compared to a $43,000 benefit in the same period last year.

At the present time, the Company is anticipating a 2019 effective tax rate of 28%.

Provision for Loan Losses
During the quarter, a provision for loan losses of $100,000 was expensed, compared to $225,000 in the same prior year period. The majority of the second quarter 2019 provision was to support the Company’s loan growth. The Company had $2,000 and $14,000 in net loan recoveries during the second quarter of 2019 and 2018, respectively.

2019 First Half Financial Review

Net Income
Net income for the six months ended June 30, 2019 increased 9.5% to $5.8 million, or $0.67 per diluted share, compared to $5.3 million, or $0.61 per diluted share, in the same prior year period. This increase was due to the same reasons noted earlier in the second quarter review.

Net Interest Income
For the first half of 2019, net interest income increased 5.7% to $18.8 million from $17.8 million in the prior year period. This was largely due to an increase of $66.7 million, or 6.7%, in average interest-earning assets, primarily attributable to the growth in the loan portfolio.

Net Interest Margin
The net interest margin for the first half of 2019 was 3.57% compared to 3.61% in the prior year period, primarily due to higher cost of funds.

Non-Interest Income

For the six months ended June 30, 2019, non-interest income decreased $417,000, or 14.9%, to $2.4 million from the same period in 2018 mainly due to the same reasons noted earlier in the second quarter review.

Non-Interest Expense
For the six months ended June 30, 2019, non-interest expense decreased $129,000, or 1.0%, to $12.6 million compared to $12.8 million the same period last year mainly due to the same reasons noted earlier in the second quarter review. Efficiency ratio for the six months ended June 30, 2019 improved to 59.77% from 62.10% compared to the same prior year period.

Income Tax Expense
For the six months ended June 30, 2019, the effective tax rate was 27.0% compared to 25.7% for the same period last year. The Company recorded a $38,000 tax benefit related to the accounting treatment of equity-based compensation, as compared to $133,000 for the same period last year.

Provision for Loan Losses
For the first half of 2019, a provision of $525,000 was expensed, compared to $625,000 for the same prior year period. The Company had $239,000 and $92,000 in net loan charge-offs for the first half of 2019 and 2018, respectively.

Financial Condition / Balance Sheet

At June 30, 2019, the Bank maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Bank’s Tier 1 capital to average assets ratio was 9.99%, its common equity Tier 1 to risk weighted assets ratio was 11.16%, its Tier 1 capital to risk weighted assets ratio was 11.16%, and its total capital to risk weighted assets ratio was 12.31%.

Total assets as of June 30, 2019 were $1.154 billion, compared to $1.096 billion at December 31, 2018 and $1.056 million as of June 30, 2018.

Total loans as of June 30, 2019 were $953.1 million, compared to $921.3 million at December 31, 2018 and $890.4 million as of June 30, 2018. This loan growth was funded primarily from the increase in deposits.

Total deposits as of June 30, 2019 were $972.6 million, compared to $917.4 million as of December 31, 2018 and $880.9 million as of June 30, 2018. Core checking deposits at June 30, 2019 were $379.9 million, compared to $370.0 million at December 31, 2018 and $364.9 million at June 30, 2018. The Company continues to focus on building core checking account deposit relationships, which can vary from quarter to quarter due to the seasonality in municipal and other relationships.

Allowance for Loan Losses
As of June 30, 2019, the Company's allowance for loan losses was $11.7 million, compared to $11.4 million as of December 31, 2018. The loss allowance as a percentage of total loans was 1.23% at June 30, 2019 compared to 1.24% at December 31, 2018.

Asset Quality
The Company's non-performing assets at June 30, 2019 were $4.3 million as compared to $4.5 million at March 31, 2019 and $2.0 million at December 31, 2018. Non-performing assets to total assets at June 30, 2019 were 0.37%, compared to 0.39% at March 31, 2019 and 0.18% at December 31, 2018.

Non-accrual loans were $1.3 million at June 30, 2019, compared to $1.4 million at December 31, 2018, and $1.9 million at June 30, 2018. Non-accrual loans, which had increased by $2.5 million during the first quarter of 2019, declined by $2.6 million during the second quarter of 2019 as two loans totaling $2.8 million transferred into OREO while one loan totaling $278,000 was placed into non-accrual status.  OREO increased by $2.3 million due to the aforementioned transfers, partially offset by the sale of an OREO property, which had a book balance of $490,000.

Troubled debt restructured loan balances amounted to $5.5 million at June 30, 2019, with all but $555,000 performing. This compared to $7.7 million at December 31, 2018 and $6.7 million at June 30, 2018.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Union, Essex, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiver.bank.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our new banking platform; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:	Media Contact:
Adam Prior, Senior Vice President	Adam Cadmus, Marketing Director
The Equity Group Inc.	Two River Community Bank
Phone: (212) 836-9606	Phone: (732) 982-2167
Email: aprior@equityny.com	Email: acadmus@tworiverbank.com

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months and Six Months Ended June 30, 2019 and 2018
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
INTEREST INCOME:
Loans, including fees	$11,731	$10,243	$23,043	$20,064
Securities:
Taxable	298	290	629	587
Tax-exempt	234	280	473	562
Interest-bearing deposits	216	94	403	161
Total Interest Income	12,479	10,907	24,548	21,374
INTEREST EXPENSE:
Deposits	2,771	1,641	5,189	2,999
Securities sold under agreements to repurchase	9	15	20	29
Federal Home Loan Bank ("FHLB") and other borrowings	101	116	233	246
Subordinated debt	166	165	331	330
Total Interest Expense	3,047	1,937	5,773	3,604
Net Interest Income	9,432	8,970	18,775	17,770
PROVISION FOR LOAN LOSSES	100	225	525	625
Net Interest Income after Provision for Loan Losses	9,332	8,745	18,250	17,145
NON-INTEREST INCOME:
Service fees on deposit accounts	173	239	339	477
Mortgage banking	424	409	704	747
Other loan fees	138	137	298	248
Earnings from investment in bank owned life insurance	128	132	271	262
Gain on sale of SBA loans	130	387	336	718
Net realized gain on sale of securities	1	-	1	-
Other income	238	192	440	354
Total Non-Interest Income	1,232	1,496	2,389	2,806
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,942	4,010	7,783	7,895
Occupancy and equipment	1,030	1,043	2,072	2,133
Professional	472	488	906	828
Insurance	66	64	131	121
FDIC insurance and assessments	114	123	238	246
Advertising	120	130	190	190
Data processing	174	174	362	326
Outside services fees	60	80	114	161
OREO expenses, impairment and sales, net	(154)	(14)	(150)	(15)
Loan workout expenses	17	45	9	96
Other operating	513	408	994	797
Total Non-Interest Expenses	6,354	6,551	12,649	12,778
Income before Income Taxes	4,210	3,690	7,990	7,173
Income Tax Expense	1,162	1,040	2,159	1,847
Net Income	$3,048	$2,650	$5,831	$5,326
Earnings Per Common Share:
Basic	$0.35	$0.31	$0.68	$0.63
Diluted	$0.35	$0.30	$0.67	$0.61
Weighted average common shares outstanding:
Basic	8,596	8.488	8,594	8,480
Diluted	8,709	8,690	8,715	8,695

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and due from banks	$19,798	$24,067
Interest-bearing deposits in bank	50,242	24,059
Cash and cash equivalents	70,040	48,126

Securities available for sale	23,604	24,407
Securities held to maturity	43,774	47,455
Equity securities	2,548	2,451
Restricted investments, at cost	6,447	6,082
Loans held for sale	1,093	1,496
Loans	953,080	921,301
Allowance for loan losses	(11,684)	(11,398)
Net loans	941,396	909,903

OREO	2,912	585
Bank owned life insurance	22,188	22,098
Premises and equipment, net	6,505	5,917
Operating right-of-use asset	5,004	-
Accrued interest receivable	2,929	2,583
Goodwill	18,109	18,109
Other assets	7,248	7,207

TOTAL ASSETS	$1,153,797	$1,096,419

LIABILITIES
Deposits:
Non-interest-bearing	$179,886	$176,655
Interest-bearing	792,706	740,699
Total Deposits	972,592	917,354

Securities sold under agreements to repurchase	14,162	19,402
FHLB and other borrowings	20,700	22,500
Subordinated debt	9,942	9,923
Accrued interest payable	94	119
Lease liability	5,137	-
Other liabilities	9,754	10,623

Total Liabilities	1,032,381	979,921

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 9,017,520 and 8,935,437 at June 30, 2019 and December 31, 2018, respectively
Outstanding – 8,656,830 and 8,606,992 at June 30, 2019 and December 31, 2018, respectively	80,954	80,481
Retained earnings	43,857	39,109
Treasury stock, at cost; 360,690 and 328,445 shares at June 30, 2019 and December 31, 2018	(3,129)	(2,647)
Accumulated other comprehensive loss	(266)	(445)
Total Shareholders' Equity	121,416	116,498

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$1,153,797	$1,096,419

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Selected Consolidated Earnings Data:	2019	2019	2018	2019	2018
Total Interest Income	$12,479	$12,069	$10,907	$24,548	$21,374
Total Interest Expense	3,047	2,726	1,937	5,773	3,604
Net Interest Income	9,432	9,343	8,970	18,775	17,770
Provision for Loan Losses	100	425	225	525	625
Net Interest Income after Provision for Loan Losses	9,332	8,918	8,745	18,250	17,145
Other Non-Interest Income	1,232	1,157	1,496	2,389	2,806
Other Non-Interest Expenses	6,354	6,295	6,551	12,649	12,778
Income before Income Taxes	4,210	3,780	3,690	7,990	7,173
Income Tax Expense	1,162	997	1,040	2,159	1,847
Net Income	$3,048	$2,783	$2,650	$5,831	$5,326

Per Common Share Data:
Basic Earnings	$0.35	$0.32	$0.31	$0.68	$0.63
Diluted Earnings	$0.35	$0.32	$0.30	$0.67	$0.61
Book Value	$14.03	$13.75	$13.02	$14.03	$13.02
Tangible Book Value(1)	$11.93	$11.66	$10.90	$11.93	$10.90
Average Common Shares Outstanding (in thousands):
Basic	8,596	8,583	8,488	8,594	8,480
Diluted	8,709	8,712	8,690	8,715	8,695

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Total Assets	$1,153,797	$1,140,521	$1,096,419	$1,086,299	$1,055,527
Investment Securities and Restricted Stock	76,373	77,904	80,395	91,296	94,449
Total Loans	953,080	948,493	921,301	900,895	890,369
Allowance for Loan Losses	(11,684)	(11,582)	(11,398)	(11,390)	(11,201)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	972,592	959,655	917,354	905,745	880,879
Repurchase Agreements	14,162	15,185	19,402	22,153	19,878
FHLB and Other Borrowings	20,700	20,700	22,500	24,500	24,500
Subordinated Debt	9,942	9,932	9,923	9,914	9,905
Shareholders' Equity	121,416	119,156	116,498	113,891	111,347

Asset Quality Data (by Quarter)
(dollars in thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Nonaccrual Loans	$1,346	$3,908	$1,390	$1,390	$1,930
OREO	2,912	585	585	585	-
Total Non-Performing Assets	4,258	4,493	1,975	1,975	1,930

Troubled Debt Restructured Loans:
Performing	4,969	6,726	6,842	5,678	5,831
Non-Performing	555	711	877	877	877

Non-Performing Loans to Total Loans	0.14%	0.41%	0.15%	0.15%	0.22%
Non-Performing Assets to Total Assets	0.37%	0.39%	0.18%	0.18%	0.18%
Allowance as a % of Loans	1.23%	1.22%	1.24%	1.26%	1.26%

Capital Ratios

	June 30, 2019				December 31, 2018
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio
Two River Bancorp	10.24%	9.17%	10.24%	12.39%	10.14%	9.10%	10.14%	12.34%
Two River Community Bank	11.16%	9.99%	11.16%	12.31%	11.09%	9.95%	11.09%	12.26%
"Well capitalized" institution (under prompt corrective action regulations.)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%

*Applies to Bank only. For the Company to be “well capitalized” under the Federal Reserve definitions for bank holding companies, the Company is only required to have a Tier 1 Capital to Risk Weighted Assets ratio of at least 6.00% and a Total Capital to Risk Weighted Assets ratio of at least 10.00%.

Net Loan Charge-offs
(dollars in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Net loan (charge-offs) recoveries:
Charge-offs	$-	$(247)	$-	$-	$(13)	$(247)	$(128)
Recoveries	2	6	8	39	27	8	36
Net loan (charge-offs) recoveries	$2	$(241)	$8	$39	$14	$(239)	$(92)
Net loan (charge-offs) recoveries to average loans (annualized)	0.00%	(0.10)%	0.00%	0.02%	0.01%	(0.05)%	(0.02)%

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	June 30, 2019			June 30, 2018
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$34,679	$216	2.50%	$21,206	$94	1.78%
Investment securities	77,409	532	2.75%	95,801	570	2.38%
Loans, net of unearned fees(1) (2)	956,225	11,731	4.92%	884,450	10,243	4.64%

Total Interest-Earning Assets	1,068,313	12,479	4.69%	1,001,457	10,907	4.37%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,703)			(11,108)
All other assets	90,796			74,616

Total Assets	$1,147,406			$1,064,965

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$212,267	422	0.80%	$220,421	306	0.56%
Savings deposits	250,489	636	1.02%	262,379	494	0.76%
Money market deposits	38,682	20	0.21%	53,393	23	0.17%
Time deposits	293,333	1,693	2.32%	188,862	818	1.74%
Securities sold under agreements to repurchase	13,325	9	0.27%	21,190	15	0.28%
FHLB and other borrowings	20,713	101	1.96%	24,503	116	1.90%
Subordinated debt	9,939	166	6.68%	9,902	165	6.67%

Total Interest-Bearing Liabilities	838,748	3,047	1.46%	780,650	1,937	1.00%

Non-Interest-Bearing Liabilities:
Demand deposits	172,962			165,416
Other liabilities	15,566			8,925

Total Non-Interest-Bearing Liabilities	188,528			174,341

Stockholders’ Equity	120,130			109,974

Total Liabilities and Shareholders’ Equity	$1,147,406			$1,064,965

NET INTEREST INCOME		$9,432			$8,970

NET INTEREST SPREAD(3)			3.23%			3.37%

NET INTEREST MARGIN(4)			3.54%			3.59%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Six Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2019			June 30, 2018
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$32,368	$403	2.51%	$19,679	$161	1.65%
Investment securities	78,316	1,102	2.81%	96,708	1,149	2.38%
Loans, net of unearned fees(1) (2)	948,897	23,043	4.90%	876,541	20,064	4.62%

Total Interest-Earning Assets	1,059,581	24,548	4.67%	992,928	21,374	4.34%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,570)			(10,974)
All other assets	85,502			73,756

Total Assets	$1,133,513			$1,055,710

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$208,976	835	0.81%	$228,502	616	0.54%
Savings deposits	253,074	1,228	0.98%	255,471	848	0.67%
Money market deposits	40,123	43	0.22%	55,857	48	0.17%
Time deposits	275,070	3,083	2.26%	178,651	1,487	1.68%
Securities sold under agreements to repurchase	14,431	20	0.28%	20,417	29	0.29%
FHLB and other borrowings	23,198	233	2.02%	26,349	246	1.88%
Subordinated debt	9,934	331	6.66%	9,898	330	6.67%

Total Interest-Bearing Liabilities	824,806	5,773	1.41%	775,145	3,604	0.94%

Non-Interest-Bearing Liabilities:
Demand deposits	173,950			162,753
Other liabilities	15,820			8,981

Total Non-Interest-Bearing Liabilities	189,770			171,734

Shareholders’ Equity	118,937			108,831

Total Liabilities and Shareholders’ Equity	$1,133,513			$1,055,710

NET INTEREST INCOME		$18,775			$17,770

NET INTEREST SPREAD(3)			3.26%			3.40%

NET INTEREST MARGIN(4)			3.57%			3.61%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Total shareholders' equity	$121,416	$119,156	$116,498	$113,891	$111,347	$121,416	$111,347
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$103,307	$101,047	$98,389	$95,782	$93,238	$103,307	$93,238

Common shares outstanding	8,657	8,668	8,607	8,584	8,555	8,657	8,555
Book value per common share	$14.03	$13.75	$13.54	$13.27	$13.02	$14.03	$13.02

Book value per common share	$14.03	$13.75	$13.54	$13.27	$13.02	$14.03	$13.02
Effect of intangible assets	(2.10)	(2.09)	(2.11)	(2.11)	(2.12)	(2.10)	(2.12)
Tangible book value per common share	$11.93	$11.66	$11.43	$11.16	$10.90	$11.93	$10.90

Return on average assets	1.07%	1.01%	1.10%	1.04%	1.00%	1.04%	1.02%
Effect of average intangible assets	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%	0.02%
Return on average tangible assets	1.08%	1.02%	1.11%	1.06%	1.02%	1.05%	1.04%

Return on average equity	10.18%	9.59%	10.52%	9.98%	9.67%	9.89%	9.87%
Effect of average intangible assets	1.80%	1.74%	1.97%	1.92%	1.90%	1.77%	1.97%
Return on average tangible equity	11.98%	11.33%	12.49%	11.90%	11.57%	11.66%	11.84%